Exhibit 4.1

STOCK PURCHASE AND ESCROW AGREEMENT FOR CHINA TELETCH HOLDING INC. THIS STOCK PURCHASE AND ESCROW AGREEMENT (this "Agreement") is made as of the day of November 2, 2020 by and among Small Cap Compliance, LLC, a company located in Scottsdale, Arizona, (the "Seller"), and World Capital Holding, Ltd., a company located in Shanghai, China (the "Purchaser""). The Seller, and the Purchaser are sometimes referred to as the Party and collectively as the "Parties''. RECITALS WHEREAS, Seller owns a total of 1,500,000 shares of Convertible Series A Preferred Stock in China Teletech Holding Inc., a Florida corporation ("CNCT'', the "Company") and wishes to sell 1,500,000 of such shares (the "Preferred Shares"). The Preferred Shares are convertible into 1,500,000,000 shares of common stock. In addition, the Preferred Shares may vote 1,000 shares of Common Stock for every 1 Preferred Share owned. These shares represent 100 percent of the Preferred Shares as of November 2, 2020. WHEREAS, Seller owns a total of 200,000,000 shares of restricted Common Stock in CNCT and wishes to sell 200,000,000 of such shares (the "Common Stock''). These shares represent 46 percent of the issued and outstanding Common Stock as of November 2, 2020. Furthermore, if the Preferred Shares are converted into Common Stock, the total shares represent 87 percent of the issued and outstanding Common Shares. WHEREAS, after conversion of the Preferred Stock and Common Stock combined represent 87.9 percent of the issued and outstanding shares of Common Stock. WHEREAS, the Purchaser wishes to purchase all of the Preferred Shares and Common Shares for a total purchase price of $ 80 , 000 USD (the "Purchase Price") . The Preferred Shares and Common Shares will be referred to collectively as the "Shares" . WHEREAS, the Seller proposes to sell the Shares to the Purchaser on the terms set forth herein and Purchaser wishes to purchase the Shares from the Seller on the terms set forth herein ; IN CONSIDERATION of the promises, representations, warranties and covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows: I. PURCHASE AND SALE AND CLOSING I. 1 Conditions to Closing. It is agreed that all of the funds consisting of $80,000 of the Purchase Price shall be remitted to the Seller and Shares shall be remitted to Purchaser upon closing. See Exhibit A for wire instructions.

2 1.2 Termination. In the event the sale and purchase of all of the Shares pursuant to this Agreement is not completed on or before November 5, 2020, this Agreement shall tenninate. 2. REPRESENTATIONS AND WARRANTIES OF THE SELLER 1. The Seller wan - ants, covenants, and represents to the Purchaser with the intention of inducing the Purchaser to enter into this Agreement that: (a) The Seller represents and warrants that the Shares being sold pursuant to this Agreement represent all of the shares of Preferred and Common Stock owned by the Seller . (b) Immediately prior to and at the Closing, the Seller has the legal right and authority to sell the Shares to the Purchaser and on the Closing Date and Seller shall transfer the Shares to the Purchaser free and clear of all liens, restrictions, covenants or adverse claims of any kind or character. (c) The Seller has the legal power and authority to execute and deliver this Agreement and all other documents required to be executed and delivered by the Seller hereunder and to consummate the transactions contemplated hereby and this Agreement has been validly executed by the Seller. (d) The Seller, during the past ninety (90) days, has been a ten percent (10%) or greater shareholder or an ''affiliate'' of CNCT, as that term is defined in Rule 144 promulgated under the United States Securities Act of 1933, as amended (the "Securities Act"). (e) To the best of Seller' knowledge, information and belief, there are no circumstances that may result in any material adverse effect to CNCT or the value of the Shares that are now in existence or may hereafter arise. (f) The Seller agrees to execute and deliver such other documents and to perfonn such other acts as shall be necessary to effectuate the purposes of this Agreement. 3. REPRESENTATIONS AND WARRANTIES OF THE PURCHASER 3.I The Purchaser represents and warrants to the Seller with the intention of inducing the Seller to enter into this Agreement that: (a) The Purchaser as the legal power and authority to execute and deliver this Agreement and to consummate the transactions hereby contemplated and this Agreement has been validly executed by the Purchaser . (b) The Purchaser is acquiring the Shares as principal for the Purchaser's own account, for investment purposes only, and not with a view to, or for, resale, distribution or

3 fractionalization thereof, in whole or in part, and no other person has a direct or indirect beneficial interest in the Shares. 4. MISCELLANEOUS 1. The parties hereto acknowledge that they have obtained independent legal advice with respect to this Agreement and acknowledge that they fully understand the provisions of this Agreement . 2. Unless otherwise provided, all dollar amounts referred to in this Agreement are in United States Dollars. 3. There are no representations, warranties, collateral agreements, or conditions concerning the subject matter of this Agreement except as herein specified. 4. The notice addresses of the Parties hereto are as follows: Seller: Small Cap Compliance, LLC PO Box 26496 Scottsdale, AZ 85255 Purchaser: World Capital Holding, Ltd. Room 16 - 01 - 3, 16 t h Floor, North Tower, No. 528 Pudong South Road, Pudong New Area Shanghai, 200120, China 5. Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement may be brought against any of the parties in the courts of the State of Florida located in Leon County, Florida, and each of the parties consents to the jurisdiction of such courts ( and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. Process in any action or proceeding referred to in the preceding sentence may be served on any party anywhere in the world . 6. The representations and warranties of the parties contained in this Agreement shall survive the closing of the purchase and sale of the Shares and shall continue in full force and effect for a period of one year. 7. This Agreement may be executed in several counterparts, each of which will be deemed to be an original and all of which will together constitute one and the same instrument. 8. Delivery of an executed copy of this Agreement by electronic, facsimile transmission or other means of electronic communication capable of producing a printed copy will be deemed to be execution and delivery of this Agreement as of the date set forth on page one of this Agreement.

4 [Signature page tofhllow.j

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of date written below. "SELLER" 5 Name: Rhonda Keaveney, Member Small Cap Compliance, LLC Date: November 2, 2020 ''PUOOHldi:&lr ot World Capital HoldlllCI Ltd. I!!: II - - ··· ••11 Name - . . S.......::. - 7 World Capital Holding, Ltd. Date: November 2, 2020 "COMP ANY" Name: Rhonda Keaveney, CEO China Teletech Holding Inc. Date: November 2, 2020

6 EXHIBIT A WIRE INSTRUCTIONS Bank: Wells Fargo Account Name: Small Cap Compliance, LLC Account Number: 8604058431 ABA Number: 122105248 Swift Number: WFBIUS6S